                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                                 AMENDMENT NO. 1
                                       TO
                                    FORM 8-K

                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                Date of report (Date of earliest event reported)

                                February 21, 1996



                                MYLEX CORPORATION

             (Exact name of registrant as specified in its charter)



           Florida                     0-13381                   59-2291597
(State or other jurisdiction         (Commission                (IRS Employer
      or incorporation)              File Number)            Identification No.)



                            34551 Ardenwood Boulevard
                            Fremont, California 94555
               (Address of principal executive offices) (Zip code)


                                 (510) 796-6100
              (Registrant's telephone number, including area code)

Item 7.  FINANCIAL STATEMENTS, PRO-FORM FINANCIAL INFORMATION AND EXHIBITS.


          (a)  FINANCIAL STATEMENTS

               (i) Audited financial statements of BusLogic Inc. for its fiscal years ended January 31, 1994 and 1995; and

               (ii) Unaudited financial statements of BusLogic Inc. as of, and for the eleven month period ended, December 31, 1995.

          (b)  PRO-FORMA FINANCIAL INFORMATION

               Pro forma combined condensed financial information respecting the Registrant's acquisition of a business as described in Item 2 of this Form 8-K.

          (c)  EXHIBITS

               Agreement and Plan of Reorganization, dated December 14, 1995, among Mylex Corporation, BusLogic Inc., BusLogic Acquisition Corp. and certain principal shareholders of BusLogic Inc.

                                  BUSLOGIC INC.

                        CONSOLIDATED FINANCIAL STATEMENTS

                            JANUARY 31, 1995 AND 1994

                        REPORT OF INDEPENDENT ACCOUNTANTS


March 3, 1995

To the Board of Directors and Shareholders of BusLogic Inc.


In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of income, shareholders' equity and of cash flows present fairly, in all material respects, the financial position of BusLogic Inc. and its subsidiaries at January 31, 1995 and 1994, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.


                                                   Price Waterhouse LLP

                                  BUSLOGIC INC.

                           CONSOLIDATED BALANCE SHEET

                                 (in thousands)


                                                                     January 31,
                                                               ----------------------
ASSETS                                                           1995           1994
                                                               -------        -------
Current assets:
   Cash and cash equivalents                                   $ 4,922        $ 4,049
   Accounts receivable, net of allowance for doubtful
     accounts of $250 and $201                                   3,926          3,664
   Inventories                                                   3,534          2,701
   Deferred income taxes                                         1,028            515
   Prepaid expenses and other current assets                       281            168
                                                               -------        -------
      Total current assets                                      13,691         11,097

Property and equipment, net                                      1,322          1,199
Deferred income taxes                                                -             16
                                                               -------        -------

                                                               $15,013        $12,312
                                                               -------        -------
                                                               -------        -------
LIABILITIES, MANDATORILY REDEEMABLE PREFERRED
STOCK AND SHAREHOLDERS' EQUITY

Current liabilities:
   Accounts payable                                            $ 1,899        $ 1,813
   Accrued employee compensation                                   478            492
   Accrued sales returns and allowances                            725            400
   Other accrued expenses and liabilities                          762            313
   Income taxes payable                                            838            300
                                                               -------        -------
      Total current liabilities                                  4,702          3,318
                                                               -------        -------

Commitments (Note 8)

Mandatorily redeemable convertible Series A preferred
   stock, no par value, 800 shares authorized;
   800 shares issued and outstanding                             2,128          2,048
                                                               -------        -------

Shareholders' equity:
   Common stock, no par value, 15,000 shares authorized;
     9,115 and 9,100 shares issued and outstanding               2,238          2,225
   Retained earnings                                             5,945          4,721
                                                               -------        -------
      Total shareholders' equity                                 8,183          6,946
                                                               -------        -------

                                                               $15,013        $12,312
                                                               -------        -------
                                                               -------        -------


                   The accompanying notes are an integral part
                         of these financial statements.

                                  BUSLOGIC INC.

                        CONSOLIDATED STATEMENT OF INCOME

                                 (in thousands)


                                                Year ended January 31,
                                                ----------------------
                                                  1995           1994
                                                -------        -------
Net sales                                       $30,076        $24,240

Cost of sales                                    15,837         12,053
                                                -------        -------

Gross profit                                     14,239         12,187
                                                -------        -------

Selling and administrative expenses               8,135          6,504
Research and development                          4,334          3,433
                                                -------        -------

Total operating expenses                         12,469          9,937
                                                -------        -------

Operating income                                  1,770          2,250

Interest income                                     147            163
                                                -------        -------

Income before income taxes                        1,917          2,413

Provision for income taxes                          613            893
                                                -------        -------

Net income                                      $ 1,304        $ 1,520
                                                -------        -------
                                                -------        -------



                   The accompanying notes are an integral part
                         of these financial statements.

                                  BUSLOGIC INC.

                 CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY

                                 (in thousands)


                                     Common Stock
                                   ----------------    Retained
                                   Shares    Amount    Earnings  Total
                                   -----     ------    --------  ------
Balance at January 31, 1993        9,101     $2,227    $3,281    $5,508

Repurchase of shares                  (1)        (2)        -        (2)

Accretion of mandatorily
  redeemable convertible
  preferred stock redemption
  value                                -          -       (80)      (80)

Net income                             -          -     1,520     1,520
                                   -----     ------    ------    ------
Balance at January 31, 1994        9,100      2,225     4,721     6,946

Issuance of common stock
     pursuant to exercise of
     employee stock options           15         13         -        13

Accretion of mandatorily
     redeemable convertible
     preferred stock redemption
     value                             -          -       (80)      (80)

Net income                             -          -     1,304     1,304
                                   -----     ------    ------    ------

Balance at January 31, 1995        9,115     $2,238    $5,945    $8,183
                                   -----     ------    ------    ------
                                   -----     ------    ------    ------


                   The accompanying notes are an integral part
                         of these financial statements.

                                  BUSLOGIC INC.

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                 (in thousands)


                                                          Year ended January 31,
                                                          ---------------------
                                                           1995           1994
                                                          ------        -------
Cash flows from operating activities:
   Net income                                             $1,304        $ 1,520
   Adjustments to reconcile net income to net cash
     provided by operating activities:
      Depreciation                                           364            213
      Deferred income taxes                                 (497)           (89)
      Changes in assets and liabilities:
        Accounts receivable, net                            (262)        (1,007)
        Inventories                                         (833)          (710)
        Prepaid expenses and other assets                   (113)          (781)
        Accounts payable                                      86            906
        Accrued sales returns allowance                      325            179
        Accrued expenses and other liabilities               435            321
        Income taxes payable                                 538          1,047
                                                          ------        -------
          Net cash provided by operating activities        1,347          1,599
                                                          ------        -------

Cash flows used in investing activities
   acquisition of property and equipment                    (487)          (756)
                                                          ------        -------

Cash flows provided by (used in) financing activities
   issuance (repurchase) of common stock pursuant
   to exercise  of employee stock options                     13             (2)
                                                          ------        -------

Net increase in cash and cash equivalents                    873            841
Cash and cash equivalents at beginning of period           4,049          3,208
                                                          ------        -------

Cash and cash equivalents at end of period                $4,922        $ 4,049
                                                          ------        -------
                                                          ------        -------

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
   Cash paid during the year for income taxes             $  515        $   748

                   The accompanying notes are an integral part
                         of these financial statements.

                                  BUSLOGIC INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1 - THE COMPANY AND ITS SIGNIFICANT ACCOUNTING POLICIES:

BusLogic Inc. (the Company) commenced operations on February 1, 1990 and is engaged principally in the business of designing, developing, manufacturing and marketing enhancement products for the personal computer market. Current products include AT, EISA, Micro-Channel, and Local Bus SCSI host adapters for high performance storage solutions.

Export sales, primarily to customers in Europe and Far East Asia, were $6,508,000 and $4,358,000, respectively, in fiscal 1995 and $5,474,000 and
$3,163,000, respectively, in fiscal 1994.

PRINCIPLES OF CONSOLIDATION

The accompanying consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany accounts and transactions have been eliminated.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments with a maturity of three months or less at the date of purchase to be cash equivalents.

INVENTORIES

Inventories are stated at the lower of cost or market, cost being determined on a first-in first-out basis.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Depreciation is computed on the straight-line method over estimated useful lives of the related assets of three to seven years.

REVENUE RECOGNITION

Revenue from product sales to customers is recognized upon shipment. Revenue from sales to certain distributors is subject to agreements allowing certain rights of return and price protection on unsold merchandise held by those distributors. Accordingly, reserves for estimated future returns, exchanges and credits for price protection are provided upon shipment. Revenue from sale of packaged software products is recognized when significant vendor obligations are fulfilled, which is generally upon shipment.

INCOME TAXES

The Company records income taxes under the asset and liability method, whereby the expected future tax consequences of temporary differences between the book and tax basis of assets and liabilities are recognized as deferred tax assets and liabilities.

CONCENTRATION OF CREDIT RISK

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash and cash equivalents and trade accounts receivable. The Company places its cash and cash equivalents primarily in market rate accounts and certificates of deposit. The Company, by policy, limits the amount of credit exposure to any one financial institution. The Company sells its products to distributors and original equipment manufacturers throughout the world. Ongoing credit evaluations are performed of its customers' financial condition. The Company maintains an allowance for uncollectible accounts receivable based upon the expected collectibility of all accounts receivable.


NOTE 2 - BALANCE SHEET COMPONENTS:


                                                               January 31,
                                                          ---------------------
                                                           1995           1994
                                                          ------        -------
                                                               (in thousands)
Inventories:
   Raw materials                                          $1,949         $1,214
   Work-in-process                                         1,208          1,300
   Finished goods                                            377            187
                                                          ------         ------

                                                          $3,534         $2,701
                                                          ------        -------
                                                          ------        -------

Property and equipment:
   Technical and office equipment                         $1,786         $1,339
   Furniture and fixtures                                    268            208
                                                          ------        -------
                                                           2,054          1,547
   Less accumulated depreciation                            (732)          (348)
                                                          ------        -------

                                                          $1,322         $1,199
                                                          ------        -------
                                                          ------        -------


NOTE 3 - LINES OF CREDIT:

On May 31, 1994, the Company signed a line of credit agreement with a bank expiring May 31, 1995 allowing borrowings of up to $2,500,000. Borrowings under the line are limited to a percentage of eligible accounts receivable, except for the first $1,000,000 in borrowings which are excluded from this provision. Borrowings under the line carry interest at prime rate plus one quarter percent and are secured by accounts receivable, inventories, and property and equipment of the Company. The agreement requires compliance with financial covenants concerning financial ratios, net worth and profitability. As of January 31, 1995 and 1994, no amounts were outstanding under the line.

NOTE 4 - INCOME TAXES:

The provision for income taxes consists of the following:


                                                          Year ended January 31,
                                                          ---------------------
                                                           1995            1994
                                                          ------           ----
                                                              (in thousands)
Current:
   Federal                                                $  868           $762
   State                                                     242            220
                                                          ------           ----
                                                           1,110            982
                                                          ------           ----

Deferred:
   Federal                                                  (377)           (59)
   State                                                    (120)           (30)
                                                          ------           ----
                                                            (497)           (89)
                                                          ------           ----

                                                          $  613           $893
                                                          ------           ----
                                                          ------           ----

Deferred tax assets consist of the following:



                                                                January 31,
                                                          ---------------------
                                                           1995             1994
                                                          ------            ----
                                                              (in thousands)
   Accounts receivable reserves                           $   111           $ 89
   Accrued expenses                                           708            254
   Inventory reserves                                         148            114

   State income taxes                                          61             58
   Depreciation                                                 -             16
                                                           ------           ----
                                                           $1,028           $531

                                                           ------           ----
                                                           ------           ----

A reconciliation of the statutory U.S. federal income tax rate to the Company's effective income tax rate follows:


                                                          Year ended January 31,
                                                          ---------------------
                                                           1995            1994
                                                          ------           ----
                                                              (in thousands)
   Provision at statutory rate                              35.0%          35.0%
   State taxes, net of federal benefit                       6.0            5.1
   Research and development credits                         (6.6)          (2.7)
   Foreign sales corporation benefit                        (3.4)          (1.4)
   Other, net                                                1.0            0.7
                                                          ------           ----
   Effective income tax rate                                32.0%          36.7%
                                                          ------           ----
                                                          ------           ----

NOTE 5 - MANDATORILY REDEEMABLE CONVERTIBLE SERIES A PREFERRED STOCK:

In January 1993 the Company issued 800,000 shares of redeemable convertible Series A preferred stock at $2.50 per share. Holders of Series A preferred stock have certain registration rights.

DIVIDENDS

Holders of Redeemable Convertible Series A preferred stock are entitled to receive a noncumulative, preferential dividend of $0.125 when and if declared by the Board of Directors.

REDEMPTION

After January 1998, upon written request of the holders of more than 50% of the then outstanding Redeemable Convertible Series A preferred stock, the Company would be required to repurchase the Series A preferred shares at $3 plus any declared but unpaid dividends.

CONVERSION

At the option of holders, each share of redeemable convertible preferred stock is convertible into fully paid shares of common stock. The number of shares of common stock is to be determined by dividing the original issue price for the series of redeemable convertible preferred stock by the conversion price at the time in effect for such shares. The conversion price will be the original issue price subject to adjustments for the issue of additional common stock. Furthermore, such conversion is automatic upon the effective date of a public offering of common stock for which the aggregate proceeds exceed $7,500,000 and the per share offering price is not less than $5.

LIQUIDATION

In the event of liquidation, Series A shareholders are entitled to a per share distribution in preference to common shareholders of $2.50 plus any declared but unpaid dividends. If the assets and funds thus distributed among the holders of the Series A redeemable convertible preferred stock shall be insufficient to permit the payment of the preferential amounts, then the entire assets and funds of the corporation legally available for the distribution shall be distributed ratably among the holders of the Series A redeemable convertible preferred stock in proportion to the aggregate preferential amounts owed to the holders.

In the event funds are sufficient to make a complete distribution to the preferred shareholders as described above, the common stock shareholders are then entitled to a per share distribution of $1.25 plus any declared but unpaid dividend. Remaining assets, if any, will then be distributed to holders of Series A redeemable convertible preferred stock and common stock pro rata based upon the number of shares of common stock held by each (assuming conversion of all Series A redeemable convertible preferred stock).

VOTING RIGHTS

The holder of each share of Series A redeemable convertible preferred stock shall have the right to one vote for each share of common stock into which the preferred stock could be converted. The holders of Series A redeemable convertible preferred stock have full voting rights and powers equal to the voting rights and powers of the holders of common stock.


NOTE 6 - COMMON STOCK:

In connection with the sale of common stock in March 1992, the Company issued warrants to purchase 300,000 shares of common stock at $2 per share. As of January 31, 1995, 300,000 shares of the Company's common stock have been reserved for the issuance upon exercise of the warrants. Warrants generally expire on April 8, 1995 except under certain agreed upon conditions.


NOTE 7 - EMPLOYEE BENEFIT PLANS:

STOCK OPTION PLAN

In January 1991, the Company adopted an incentive stock plan (the Plan) under which 2,969,500 shares of common stock have been reserved for issuance. Stock options are granted at prices of not less than 100% of the fair market value of the Common Stock at the time of grant, as determined by the Board of Directors, except that stock options granted to any employee who owns stock representing more than 10% of total voting power must have an exercise price of not less than 110% of fair market value. Options granted under the Plan are for periods not to exceed ten years, except for optionees, who at the time the options are granted own more than 10% of all outstanding stock, in which case the term is reduced to five years. As of January 31, 1995, options for a total of 1,702,047 common shares were exercisable.

The following table summarizes activity under the Plan:


                                Shares
                               available      Options        Price per
                               for grant    outstanding        share
                               ---------    -----------     ----------
Balance at January 31, 1993     236,708      1,757,116      $0.13-1.25

Additional shares reserved      969,500
Options granted                (579,350)       579,350      $     1.25
Options canceled                 28,543        (28,543)     $0.40-1.25
                               --------      ---------
Balance at January 31, 1994     655,401      2,307,923      $0.13-1.25

Options granted                (180,650)       180,650      $     1.25
Options exercised                     -        (15,386)     $0.13-1.25


                                                                          Page 6


Options canceled                136,141       (136,141)     $0.40-1.25
                               --------      ---------
Balance at January 31, 1995     610,892      2,337,046      $0.13-1.25
                               --------      ---------
                               --------      ---------

401(k) SAVINGS PLAN

In December 1990 the Company adopted a 401(k) plan (the "Savings Plan") covering substantially all of its employees. Under the Savings Plan, eligible employees may contribute up to 15% of their compensation to the Savings Plan. The Company's contributions to the Savings Plan are comprised of the amounts allocated from the profit sharing plan. Until the third quarter of fiscal 1994, the Company's contributions to the Savings Plan vested ratably over five years. Beginning with the contributions made in the fourth quarter of fiscal 1994, the Company's contributions are now immediately fully vested.

During the years ended January 31, 1995 and 1994, the Company's contributions were $88,000 and $144,000, respectively.

PROFIT SHARING PLAN

The Company has a profit sharing plan which provides for additional compensation to all its employees in the form of cash bonuses based on various employee performance measures. The additional compensation is determined on a quarterly basis based upon a certain percentage of the operating profits. A portion of the profit sharing is contributed to the 401(k) Savings plan by the Company and the remaining balance is paid to the employees. Charges to income for the plan, including the amounts contributed to the 401(k) Savings Plan, during the years ended January 31, 1995 and 1994 were $361,000 and $603,000, respectively.


NOTE 8 - COMMITMENTS:

The Company leases its principal facilities under an operating lease expiring August 31, 1995. The Company also leases certain other facilities and equipment under various noncancelable operating lease agreements. At January 31, 1995, future minimum lease payments under operating leases were $175,000 for the year ending January 31, 1996. Rent expense for all operating leases was $371,000 and $301,000 for the years ended January 31, 1995 and 1994, respectively.

                                  BUSLOGIC INC.

                              Financial Statements

                                December 31, 1995

                                  BUSLOGIC INC.

                                  Balance Sheet

                                December 31, 1995

                                 (In thousands)

                                     ASSETS

                                                                    (Unaudited)
Current assets:
   Cash and equivalents                                              $   5,287
   Account receivable, net                                               3,274
   Inventories                                                           2,383
   Prepaid expenses and other current assets                             1,913
                                                                     ---------
              Total current assets                                      12,857

Property and equipment, net                                              1,305
                                                                     ---------

              Total assets                                           $  14,162
                                                                     ---------
                                                                     ---------

                       LIABILITIES AND STOCKHOLDERS' EQUITY


Current liabilities:
   Accounts payable                                                  $   1,013
   Accrued liabilities                                                   2,452
                                                                     ---------

              Total current liabilities                                  3,465

Mandatorily redeemable preferred stock                                   2,128

Stockholders' equity:
   Common stock                                                          2,387
   Retained earnings                                                     6,182
                                                                     ---------

              Total stockholders' equity                                 8,569
                                                                     ---------

              Total liabilities, mandatorily redeemable preferred
                 and stockholders' equity                            $  14,162
                                                                     ---------
                                                                     ---------


See accompanying notes to financial statements.

                                  BUSLOGIC INC.

                            Statements of Operations

                      Eleven months ended December 31, 1995

                                 (In thousands)

                                                         1995            1994
                                                         ----            ----
                                                              (Unaudited)
Net sales                                              $  24,567      $  27,605

Cost of sales                                             13,009         14,453
                                                       ---------      ---------

           Gross profit                                   11,558         13,152

Operating expenses:
   Selling and marketing                                   5,948          6,183
   Research and development                                4,023          4,045
   General and administrative                              1,424          1,290
                                                       ---------      ---------

           Total operating expenses                       11,395         11,518
                                                       ---------      ---------

Operating profit                                             163          1,634

Other income                                                 179            129
                                                       ---------      ---------

Income before taxes                                          342          1,763

Income tax expense                                           120            656
                                                       ---------      ---------

           Net income                                  $     222      $   1,107
                                                       ---------      ---------
                                                       ---------      ---------


See accompanying notes to financial statements.

                                  BUSLOGIC INC.

                             Statement of Cash Flows

                      Eleven months ended December 31, 1995

                                 (In thousands)


                                                                            1995          1994
                                                                            ----          ----
                                                                                (Unaudited)
Net cash provided operating activities                                   $   742         $1,313

Cash flows from investing activities - capital expenditures                 (527)          (446)
                                                                          ------         ------
          Net cash used by investing activities                             (527)          (446)

Cash flows from financing activities - exercise of stock options             149             10
                                                                          ------         ------
          Net cash provided by financing activities                          149             10

Net increase in cash                                                         364            877
                                                                          ------         ------
Cash and cash equivalents at beginning of period                         $ 4,922         $4,049
                                                                          ------         ------
                                                                          ------         ------

Cash and cash equivalents at end of period                               $ 5,286         $4,926
                                                                          ------         ------
                                                                          ------         ------

Cash paid during the period:
     Cash paid for income taxes                                          $   130         $  --
                                                                          ------         ------
                                                                          ------         ------

See accompanying note to financial statements.

                                  BUSLOGIC INC.

                          Notes to Financial Statements

                                December 31, 1995

(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICES

     BASIS OF PRESENTATION

     In the opinion of the Company, the accompanying financial statements contain all adjustments (consisting only of normal recurring adjustments) necessary to fairly present the Company's financial position and its results of operations and cash flows as of the dates and for the period indicated.

(2)  INVENTORIES



          Raw materials                                     $  1,057
          Work in process                                      1,006
          Finished goods                                         320
                                                            --------

               Total                                         $ 2,383
                                                            --------
                                                            --------

                                    SIGNATURE


     Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        MYLEX CORPORATION


Dated:  May 7, 1996                       By: /s/ Colleen Gray
                                              ------------------
                                              Colleen Gray
                                              Vice President Finance and
                                              Chief Financial Officer